Exhibit 99.1

Dyadic Provides Strategic and Business Update

JUPITER, Fla - November 19, 2007 - Dyadic International, Inc. (AMEX: DIL) announced today that it has made progress in the Gordian Group-assisted value maximization process and has taken steps to ensure that the Company is not disrupted during this process.

As previously announced, on October 23, 2007, the Company engaged Gordian Group, LLC, to serve as the Company’s investment banker and financial adviser, to assist the Company in evaluating, exploring and, if deemed appropriate, pursuing and implementing certain strategic and financial options that may be available to the Company, including a possible sale, merger, restructuring, recapitalization, reorganization or other strategic or financial transaction.  Since that time, the Company has commenced evaluating its available options, is preparing to implement a process of soliciting indications of interest from qualified third parties, and anticipates that by year-end 2007 it will have reached conclusions on one or more specific courses of action and will have commenced taking steps to implement its decisions.  Notwithstanding this, no conclusion as to any specific option or transaction has been reached, nor has any specific timetable been fixed for accomplishing this effort, and there can be no assurance that any strategic, financial or other option or transaction will be presented, implemented or consummated.

“Though the Company is facing many challenges, we believe that Dyadic's financial resources are sufficient to fund the Company's operations at least through 2008 and implement the Gordian Group-assisted value maximization process," commented Wayne Moor, President and CEO of Dyadic. "In the meantime, Dyadic continues to seek to pursue its strategic business plan. The Company also continues to meet its program objectives in its collaborations with Abengoa Bioenergy, Nedalco, and other partners, as well as in its self-funded R&D programs. Notably, year to date, top-line sales from Dyadic's U.S. based industrial enzyme business are comparable to the U.S. based enzyme sales in prior years.”

In an effort to guard against potential disruption to the Company due to the loss of personnel or their commitment to Dyadic while the Company continues operations and explores a potential sale, business combination or restructuring, the Company has adopted a Retention Bonus Plan for its non-management employees and a Change of Control Transaction Bonus Plan for its executive and management employees, intended to retain the services of and incentivize its non-management and management employees during the Gordian-assisted value maximization process.

"We believe these bonus plans will help Dyadic retain employees and protect shareholder value as the Company evaluates and pursues strategic alternatives now being identified by our investment bankers," commented Harry Rosengart, Chairman of the Board of Dyadic.

On November 19, 2007, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K, which includes a more detailed discussion of the above-mentioned items, other matters and related exhibits.

About Dyadic

Dyadic International, Inc. is a biotechnology company that uses its patented and proprietary technologies to conduct research and development activities for the discovery, development, and manufacture of products and enabling solutions to the bioenergy, industrial enzyme and pharmaceutical industries.

Cautionary Statement for Forward-Looking Statements

Certain statements made in this press release may be considered "forward-looking statements." These forward-looking statements are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause our actual results, performance or achievements to be materially different from such forward-looking statements. In view of such risks and uncertainties, investors and stockholders should not place undue reliance on our forward-looking statements. Such statements speak only as of the date of this release, and we undertake no obligation to update any forward looking statements made herein. For a discussion of assumptions, risks and uncertainties identified by the Company, please see our filings from time to time with the Securities and Exchange Commission, which are available free of charge on the SEC's web site at http://www.sec.gov, including our Annual Report on Form 10-KSB for the year ended December 31, 2006, and our subsequent filings with the SEC.

Contact:

Berkman Associates
Investor Relations Counsel to Dyadic International, Inc.
Neil Berkman, 310-826-5051
info@berkmanassociates.com